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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE WALT DISNEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	95-4545390 (I.R.S. Employer Identification No.)
500 S. Buena Vista Street, Burbank, CA (Address of principal executive offices)	91521 (Zip Code)

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange	securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction	Act and is effective pursuant to General Instruction
A.(c), please check the following box. [X]	A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-67870

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7% Quarterly Interest Bonds due 2031	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the Registrant's 7% Quarterly Interest Bonds due 2031 (the "Bonds") to be registered hereby is contained in the "Description of Debt Securities" section set forth in the Prospectus dated August 23, 2001 filed as part of the Registrant's Registration Statement No. 333-67870 under the Securities Act of 1933, as amended (the "Securities Act"), and in the "Description of the Bonds" section set forth in the Prospectus Supplement dated October 17, 2001 filed pursuant to Rule 424(b) under the Securities Act and such descriptions are incorporated herein by reference.

ITEM 2. EXHIBITS.

    The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.	Description
4.1	Senior Debt Securities Indenture, dated September 24, 2001, between Registrant and Wells Fargo Bank, National Association, as Trustee, pursuant to which the QUIBS have been issued (incorporated by reference to Exhibit 4.1 to Registrant's Current Report on Form 8-K, dated September 24, 2001).
4.2
Officers' Certificate, dated October 24, 2001, establishing the Registrant's 7% Quarterly Interest Bonds due 2031, as a series under the Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K, dated October 24, 2001).
4.3	Form of 7% Quarterly Interest Bonds due 2031 (incorporated by reference to Exhibit A of Exhibit 4.2 to Registrant's Current Report on Form 8-K, dated October 24, 2001).

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SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE WALT DISNEY COMPANY
By:	/s/ DAVID K. THOMPSON
	Name:	David K. Thompson
	Title:	Senior Vice President Assistant General Counsel

    Date:  October 26, 2001

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
SIGNATURE